Exhibit 10.35


                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                           AND THIRD AMENDMENT TO NOTE


         WHEREAS, Object Design, Inc. (the "Company") has entered into a certain Loan and Security Agreement dated as of December 17, 1996 (as amended, the "Agreement") with The First National Bank of Boston (now known as BankBoston, N.A.)( the "Bank");

         WHEREAS, the Company has requested, and the Bank has agreed, pursuant to the terms hereof, to extend the Revolving Credit Termination Date (as defined in the Agreement) from November 30, 1998 to May 31, 1999. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         WHEREAS, the Company has requested, and the Bank has agreed, pursuant to the terms hereof, to amend certain terms of the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Bank hereby agree as follows:


I.       Amendment to Agreement.

         1. The definition of: "Revolving Credit Termination Date" set forth in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                  "Revolving Credit Termination Date. May 31, 1999."

         2. Paragraphs (iii), (ix) and (x) of the definition of "Eligible Account" are hereby amended and restated in their entirety, respectively, as follows:

                  "(iii) such Account is not past due more than 60 days;"

                  "(ix) such Account is not owing by an account debtor whose then-existing accounts owing to the Company exceed in face amount 5% of the Company's total Eligible Accounts;"

                  "(x) such Account is not owing by an account debtor when 25% of all then-existing accounts owing to the Company by such account debtor are past due more than 60 days."

         3. Sections A.2.(i) and A.2.(viii) of Exhibit G of the Agreement, titled "Borrowing Base Certificate," are hereby amended and restated in their entirety, respectively, as follows:

                  "(i) more than 60 days past due"

                  "(viii) due from debtor with 25% or more in face value of accounts more than 60 days past due."
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II.      Amendment to Note.

         The Note is hereby amended by changing the date "November 30, 1998" in the first and last sentences of the first paragraph thereof to "May 31, 1999."


III.     Miscellaneous.

         1. Other than as amended hereby, all terms and provisions of the Agreement, the Note, and related documents are ratified and affirmed as of the date hereof.

         2. The Company represents and warrants to the Bank that, after giving affect to this Amendment, no Default exists under the Agreement or related documents. Upon receipt of a fully executed copy of this Amendment by the Bank, this Amendment shall be deemed to be an instrument executed under seal to be governed by the laws of The Commonwealth of Massachusetts effective as of the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of November 30, 1998.




                                                 BANKBOSTON, N.A.
                                                 (formerly known as "THE FIRST
                                                 NATIONAL BANK OF BOSTON")


                                                 By /s/ David Crane

                                                 Its:  Director



                                                 OBJECT DESIGN, INC.


                                                 By: /s/ Lacey Brandt

                                                 Its:  Chief Financial Officer